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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: March 27, 1996

                 Date of Earliest Event Reported: March 23, 1996


                            Ferrellgas Partners, L.P.

             (Exact name of registrant as specified in its charter)


                                    Delaware

         (State or other jurisdiction of incorporation or organization)


         1-11331                                        43-1698480
(Commission File Number)                    (I.R.S. Employer Identification No.)


                   One Liberty Plaza, Liberty, Missouri 64068

           (Address of principal executive office, including zip code)


                                 (816) 792-1600

              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

                  On March 23, 1996 Ferrellgas, Inc., the General Partner of Ferrellgas Partners, L.P. and Ferrellgas, L.P., entered into a definitive Purchase Agreement with Superior Propane, Inc. ("Superior") of Toronto, Canada for the purchase of all of the stock of Skelgas Propane, Inc. ("Skelgas"), a subsidiary of Superior, for a cash purchase price of approximately $85 million. The closing of the transaction is subject to customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino
Antitrust Improvements Act. Following the closing of the transaction, the General Partner intends to transfer the assets of Skellgas to Ferrellgas, L.P.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  The Exhibit listed in the Index to Exhibits is filed as part of this Current Report on Form 8-K.






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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FERRELLGAS PARTNERS, L.P.

                                     By:      FERRELLGAS, INC. (General Partner)

                                     By:      /s/ Danley K. Sheldon
                                            ------------------------------------
                                              Danley K. Sheldon
                                              Senior Vice President and Chief
                                              Financial Officer
                                             (Principal Financial and
                                              Accounting Officer)



Date:  March 27, 1996

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                                  EXHIBIT INDEX


Exhibit No.              Description of Exhibit
----------               ----------------------
  99                Text  of  press  release  issued  by
                    Ferrellgas Partners, L.P. on March 25, 1996











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